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(MEXICAN RESTAURANTS, INC. LOGO)

FOR IMMEDIATE RELEASE

Contact:    Mexican Restaurants, Inc.
            Andrew J. Dennard
            (713) 943-7574

                            MEXICAN RESTAURANTS, INC.
                         ANNOUNCES THIRD QUARTER RESULTS
                                  (NASDAQ:CASA)

Houston, Texas (October 31, 2003) For the third quarter ended September 28, 2003, the Company reported net income of $196,667 or $0.06 cents per diluted share compared with $457,794 or $0.13 per share for the same quarter one year ago. For the 39-weeks ended September 28, 2003, net income was $879,620 or $0.26 cents per diluted share compared with $1,549,669 or $0.44 cents for the same 39-weeks one year ago. The 39-week period ended September 28, 2003 included a gain, net of taxes, of $335,211, which related to insurance proceeds received from fire damage at a restaurant.

The Company's revenues for the third quarter ended September 28, 2003 increased $40,329 or 0.3% to $15.2 million compared with $15.1 million for the same quarter one year ago. Restaurant sales for the third quarter increased $99,595 or 0.7% to $14.9 million compared with $14.8 for the same quarter one year ago. The increase in revenue reflects the addition of one new restaurant and the reopening of an existing restaurant, which were offset by a decline in same-restaurant sales. Total system same-restaurant sales decreased 2.8%. Company-owned restaurants were down 3.3% and franchise-owned restaurants were down 2.2%.

On September 25, 2003, the Company signed an agreement to acquire 13 restaurants and related assets from its Beaumont-based franchisee, Thomas Harken, and Mr. Harken's operating partner, Victor Gonzalez, for a total consideration of approximately $13.75 million. The transaction is expected to close by the end of the fiscal year.

Commenting on the Company's third quarter results, Curt Glowacki, Chief Executive Officer, stated "The year continues to be challenging because of declining same-restaurant sales. The decline did moderate somewhat, however, from the 5.1% decline of the second quarter. The decline was concentrated in Houston, Texas, where approximately 52% of our restaurant sales are generated. In Oklahoma and central Texas, same-restaurant sales were positive. Turning Houston area same-restaurant sales positive is management's first priority. The decline continues to moderate in the early weeks of the fourth quarter."

Mr. Glowacki added, "We are excited about the pending acquisition of the Beaumont-based franchise of 13 restaurants. I look forward to working with Tom Harken on the transition and to my on going working relationship with Victor Gonzalez, who will continue to operate the acquired restaurants. "

On August 12, 2003, the Company decided to apply for listing on the Nasdaq SmallCap Market after receiving notice from the Nasdaq Listing Qualifications Staff that the minimum market value of its publicly held shares of common stock did not comply with the requirements for continued listing on the Nasdaq National Market. The Company was accepted and began trading on the Nasdaq SmallCap Market in mid-September.

Mexican Restaurants, Inc. operates and franchises 83 Mexican restaurants. The current system includes 51 Company-operated restaurants and 31 franchisee operated restaurants and one licensed restaurant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or


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Mexican Restaurants, Inc.
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implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's Annual Report and Form 10-K for the fiscal year ended December 29, 2002, that attempt to advise interested parties of the risks and factors that may affect the Company's business.

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 Mexican Restaurants, Inc.
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                     Mexican Restaurants, Inc. and Subsidiaries

                          Consolidated Statements of Income
                                     (unaudited)




                                                 13-WEEK         13-WEEK         39-WEEK         39-WEEK
                                              PERIOD ENDED    PERIOD ENDED    PERIOD ENDED    PERIOD ENDED
                                                09/28/03        09/29/02        09/28/03        09/29/02
                                              ------------    ------------    ------------    ------------
Revenues:
      Restaurant sales                        $ 14,857,758    $ 14,758,163    $ 43,769,906    $ 44,995,194
      Franchise fees and royalties                 296,362         331,690         855,878         954,533
      Other                                          2,934          26,872          13,066          44,530
                                              ------------    ------------    ------------    ------------
                                                15,157,054      15,116,725      44,638,850      45,994,257
                                              ------------    ------------    ------------    ------------
Costs and expenses:
      Cost of sales                              4,131,939       3,961,890      12,128,125      12,206,950
      Labor                                      4,944,326       4,916,765      14,644,431      14,799,075
      Restaurant operating expenses              3,827,094       3,776,927      11,113,980      11,091,564
      General and administrative                 1,333,358       1,282,531       3,968,340       3,905,510
      Depreciation and amortization                600,290         562,967       1,773,000       1,660,018
      Pre-opening costs                              1,857            --            95,526            --
      Restaurant closure costs                      52,648            --            52,648            --
                                              ------------    ------------    ------------    ------------
                                                14,891,512      14,501,080      43,776,050      43,663,117
                                              ------------    ------------    ------------    ------------
           Operating income                        265,542         615,645         862,800       2,331,140
                                              ------------    ------------    ------------    ------------
Other income (expense):
      Interest income                                6,512          71,617          20,165          98,789
      Interest expense                             (60,821)        (97,339)       (196,713)       (301,288)
      Other, net                                    51,256          70,674         567,441         100,053
                                              ------------    ------------    ------------    ------------
                                                    (3,053)         44,952         390,893        (102,446)
                                              ------------    ------------    ------------    ------------
Income before income tax expense                   262,489         660,597       1,253,693       2,228,694
      Income tax expense                            65,822         202,803         374,073         679,025
                                              ------------    ------------    ------------    ------------
           Net income                         $    196,667    $    457,794    $    879,620    $  1,549,669
                                              ============    ============    ============    ============
Basic income per share                        $       0.06    $       0.13    $       0.26    $       0.45
                                              ============    ============    ============    ============
Diluted  income per share                     $       0.06    $       0.13    $       0.26    $       0.44
                                              ============    ============    ============    ============
Weighted average number of shares (basic)        3,384,605       3,417,748       3,384,605       3,464,295
                                              ============    ============    ============    ============
Weighted average number of shares (diluted)      3,422,013       3,489,274       3,424,879       3,540,345
                                              ============    ============    ============    ============